SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) November 10, 2008
ProLogis

(Exact Name of Registrant as Specified in its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

1-12846	74-2604728

(Commission File Number)	(I.R.S. Employer Identification No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
(303) 567-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01 Other Events.
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective November 10, 2008, Jeffrey H. Schwartz resigned as Chairman of the Board of Trustees and Chief Executive Officer of ProLogis. Also effective on that date, the Board of Trustees appointed Walter C. Rakowich as Chief Executive Officer. The Board also appointed Mr. Rakowich to fill the vacancy on the Board of Trustees created by the resignation of Mr. Schwartz to serve until the next annual meeting of shareholders and until his successor is duly elected and qualifies. Stephen L. Feinberg, the lead trustee, was named as Chairman of the Board of Trustees.
     Mr. Rakowich was ProLogis’ President and Chief Operating Officer from January 2005 until November 10, 2008, and was Chief Financial Officer from December 1998 until September 2005. He has been with ProLogis in various capacities since 1994. Mr. Rakowich is 51 years old.
     ProLogis and Mr. Rakowich are preparing an employment agreement concerning his employment as Chief Executive Officer that will replace his current employment agreement. In connection with his appointment as Chief Executive Officer, he was granted 500,000 options to purchase ProLogis common shares at $6.87 per share and 500,000 restricted stock units on November 11, 2008.
     ProLogis has agreed to a separation arrangement with Mr. Schwartz that will provide him with the separation benefits related to a separation in accordance with subparagraph 4(f) of the Employment Agreement, dated March 14, 2008, between ProLogis and Mr. Schwartz, as if his separation occurred on December 8, 2008, except that the equity-based awards provided for in subparagraph 3(d) of such Employment Agreement will be paid in cash, all of his vested stock options will remain exercisable until the stated option expiration date under his respective stock option award agreements without regard to his separation from ProLogis, and a one year non-competition agreement will be applicable.
Item 8.01 Other Events.
     The Board of Trustees of ProLogis has targeted a new annualized dividend of $1.00 per common share for 2009, subject to market conditions and REIT distribution requirements. This new rate revises the $2.28 per share level previously announced for 2009 and represents a 52% reduction from the $2.07 per share rate declared during 2008. This action will permit ProLogis to retain additional capital, which will be used to repay debt and strengthen the balance sheet.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Date: November 14, 2008	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	General Counsel and Secretary